Exhibit 99.1

For Release July 1, 2026

Contact: Casey Reese

615-571-2992 | media@nhccare.com

NHC COMPLETES ACQUISITION OF THIRTY-FIVE NHI FACILITIES

MURFREESBORO, TN. (July 1, 2026) – National Healthcare Corporation (NYSE American: NHC), a national leader in senior care, announced today that it has completed the acquisition of the real estate of thirty-two skilled nursing facilities and three independent living facilities from National Health Investors, Inc. and its affiliates (“NHI”) for a $560 million purchase price. NHC, through affiliates, had been leasing and operating these facilities under a Master Agreement to Lease with NHI originally entered into in 1991.

“We are confident that owning these healthcare centers – versus leasing – will yield strong, long-term returns for our investors and is expected to be accretive to earnings and cash flow. Securing ownership of these important assets was an important aspect of our operational strategy and vision for NHC,” said Steve Flatt, Chief Executive Officer of NHC.

The real estate where these facilities are located is in Alabama, Florida, Kentucky, Missouri, South Carolina, Tennessee, and Virginia. NHC currently operates and will continue to operate all of these facilities, except four Florida skilled nursing facilities. The four Florida skilled nursing facilities will continue to be subject to a third-party operator’s lease. NHC operates multiple skilled nursing facilities, assisted living and independent living communities, as well as homecare and hospice agencies within this geographic footprint. The acquisition complements NHC’s current asset portfolio within these regions.

“Continuing to provide exceptional patient care in these communities is a central priority, and acquiring this real estate ensures we have the operational control to achieve that objective. Since we were already operating and offering many health care service lines, including assisted living, homecare, hospice, and behavioral health, within this geographic footprint, the acquisition also enhances and complements that continuum of care,” Dr. Flatt continued.

About National HealthCare Corporation

NHC affiliates operate for themselves and third parties 80 skilled nursing facilities with 10,323 beds. NHC affiliates also operate 26 assisted living communities with 1,413 units, nine independent living communities with 775 units, three behavioral health hospitals, 34 homecare agencies, and 33 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our website at www.nhccare.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” as that term is defined by the Private Securities Litigation Reform Act of 1995. All statements regarding our intentions, plans, and expectations concerning the potential benefits of ownership of the newly acquired properties, our operations, services, and competitive position, our future financial position, performance, and investor returns, and any other statements that are not statements of historical fact, including, without limitation, those statements containing words such as “expect,” “believe,” “continue,” “complement,” “may,” “will,” or the negative version of these words and similar expressions, are forward-looking statements. NHC cautions investors that forward-looking statements are based on current expectations and assumptions that are subject to significant risks and uncertainties and are not guarantees of future performance. Actual results, performance, or achievements could differ materially from those expressed or implied by any forward-looking statement as a result of various risks and uncertainties, including, without limitation: an event of default, or the assertion of an event of default, under our credit facilities; a significant increase in interest expense on our indebtedness; limitations on operating flexibility due to restrictive covenants under our credit facilities; costs of maintaining and enhancing our real estate assets and equipment; liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance for liabilities and indemnification obligations; national and local economic conditions, including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries, risks associated with third-party operators of facilities owned by us; and other risks and uncertainties described in NHC’s reports and other filings with the Securities and Exchange Commission, including NHC’s Annual Report on Form 10-K for the year ended December 31, 2025. NHC cautions investors not to place undue reliance on forward-looking statements, which are qualified in their entirety by this cautionary statement. NHC expressly disclaims any obligation to update forward-looking statements, which speak only as of the date of this press release, whether as a result of new information, future events or otherwise, except as required by applicable law.